                                                                    Exhibit 11.1

                             PITT-DES MOINES, INC.

                       Computation of Earnings Per Share
                                  (Unaudited)


                                                           For the three months ended
                                                                     June 30,
                                                           --------------------------
                                                                1995        1994
                                                             ----------   ----------
Primary
 Average shares outstanding                                   2,321,903   2,323,978
 Dilutive stock options based on treasury stock
  method using average market price                               5,885           0
                                                             ----------  ----------
                                                              2,327,788   2,323,978
                                                             ==========  ==========

 Income from continuing operations                           $2,626,678  $2,298,617
 Income (loss) from discontinued operations, net of taxes             0     (69,439)
                                                             ----------  ----------
 Net income                                                  $2,626,678  $2,229,178
                                                             ==========  ==========
 Income (loss) per common share:
  Continuing operations                                      $     1.13  $      .99
  Discontinued operations                                             0        (.03)
                                                             ----------  ----------
 Net income per common share                                 $     1.13  $      .96
                                                             ==========  ==========
Fully Diluted
 Average shares outstanding                                   2,321,903   2,323,978
 Dilutive stock options based on treasury stock method
  using greater of period-end or average market price             5,885           0
                                                             ----------  ----------
                                                              2,327,788   2,323,978
                                                             ==========  ==========
 Income from continuing operations                           $2,626,678  $2,298,617
 Income (loss) from discontinued operations, net of taxes             0     (69,439)
                                                             ----------  ----------
 Net income                                                  $2,626,678  $2,229,178
                                                             ==========  ==========

 Income (loss) per common share:
  Continuing operations                                      $     1.13  $      .99
  Discontinued operations                                             0        (.03)
                                                             ----------  ----------
 Net income per common share                                 $     1.13  $      .96
                                                             ==========  ==========
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